EXHIBIT V

                           CERTIFICATE OF SERVICE

          I hereby certify that I caused this day the foregoing Complaint for Declaratory and Injunctive Relief to be served on the following by Federal Express:

                       Charles Goonrey, Esq.
                       General Counsel
                       AMP Incorporated
                       470 Friendship Road
                       Harrisburg, PA  17111


                                                  /s/ Joseph A. O'Connor
                                            ---------------------------------
Dated:  September 14, 1998                         Joseph A. O'Connor, Esq.